Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

PLUG POWER AND NY GREEN BANK AMEND DEBT FACILITY

Amendment Increases Total Commitment by $20 Million to Support the funding of hydrogen and fuel cell system deployments and high-tech green jobs in New York State

LATHAM, N.Y., July 26, 2017 (GLOBE NEWSWIRE) — Plug Power Inc. (NASDAQ:PLUG), a leader providing energy solutions that change the way the world moves, announced today that it has amended its loan facility with NY Green Bank to increase the size of the total commitment from $25 million to $45 million.  The maturity of the facility will remain at December 2019.  As with the existing facility, the up-sized facility will be repaid primarily as the Company’s various restricted cash reserves are released over the term of the facility. Plug Power, whose customers include major global retailers such as Amazon, Walmart, and Carrefour, will use the additional liquidity to deliver on its 2017 pipeline, accelerate innovation among both existing and future applications, and support continued product collaboration with key customers.

“Our amended credit facility provides Plug Power with access to additional strategic capital, improves the flexibility of our balance sheet, and ultimately reinforces our position to execute on our long-term growth strategy,” said Andy Marsh, CEO of Plug Power. “We appreciate the commitment of NY Green Bank, who acknowledges the tremendous growth opportunity that lies ahead for Plug Power and recognizes that our operating strategy sets us on a path to long-term profitability. We value their partnership and look forward to achieving our combined objective of growing high-tech green jobs in the State of New York, strengthening the manufacturing base in the state, and deploying greenhouse gas reduction projects within the state.”

NY Green Bank is a state-sponsored specialized financial entity working with the private sector to increase investments into New York’s clean energy markets, creating a more efficient, reliable, and sustainable energy system. In adopting a targeted approach to clean energy financing markets, NY Green Bank represents an innovative business model at the forefront of the green-financing trend driving institutions nationally and internationally. Plug Power worked with NY Green Bank on a financing structure that will promote innovation and growth, while enabling expansion of high-tech green jobs and proven clean energy technologies in New York State.

Plug Power closed on its original $25 million loan with NY Green Bank in December 2016. Since then, Plug Power has completed multiple greenhouse gas reduction projects, including an agreement with Amazon to supply hydrogen fuel cell systems for its material handling fleet at several distribution centers across the United States. This contract is expected to result in approximately $70 million in 2017 revenue. Additionally, Plug Power recently completed its first shipment of ProGen engines for FedEx’s electric delivery van fleet.

“NY Green Bank is pleased to be able to continue to support Plug Power’s growing pipeline of clean energy project opportunities and commitment to creating clean energy jobs in the State of New York”, said Alfred Griffin, President of NY Green Bank.  “Since the initial financing, Plug Power has continued to scale its project portfolio, which will drive greater efficiency in warehouses and distribution centers, and reduce greenhouse gas emissions.”

Plug Power’s center of excellence in Latham, New York includes research and development, manufacturing, sales, and state-of-the-art service facilities. Leading the hydrogen fuel cell revolution, the company currently powers more than 15,500 industrial electric vehicles with fuel cell units globally, and has built 48 hydrogen fueling stations. Plug Power’s customers have performed more than seven million refuelings of industrial electric vehicles using Plug Power’s hydrogen fueling solutions.

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About Plug Power Inc.

The architect of modern hydrogen and fuel cell technology, Plug Power is the innovator that has taken hydrogen and fuel cell technology from concept to commercialization. Plug Power has revolutionized the material handling industry with its full-service GenKey solution, which is designed to increase productivity, lower operating costs and reduce carbon footprints in a reliable, cost-effective way. The Company’s GenKey solution couples together all the necessary elements to power, fuel and serve a customer. With proven hydrogen and fuel cell products, Plug Power replaces lead acid batteries to power electric industrial vehicles, such as the lift trucks customers use in their distribution centers.

Extending its reach into the on-road electric vehicle market, Plug Power’s ProGen platform of modular fuel cell engines empowers OEMs and system integrators to rapidly adopt hydrogen fuel cell technology. ProGen engines are proven today, with thousands in service, supporting some of the most rugged operations in the world. Plug Power is the partner that customers trust to take their businesses into the future. Learn more at www.plugpower.com.

Plug Power Safe Harbor Statement

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve significant risks and uncertainties about the Company, including but not limited to statements about the Company’s expectations regarding its 2017 pipeline, acceleration of innovation among both existing and future applications, 2017 revenue from the Amazon contract and long-term profitability. Investors are cautioned that such statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times that, or by which, such performance or results will have been achieved. Such statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in these statements. In particular, the risks and uncertainties include, among other things, the risk that the Company continues to incur losses and might never achieve or maintain profitability; the risk that the Company will need to raise additional capital to fund its operations and such capital may not be available; the risk that the Company’s lack of extensive experience in manufacturing and marketing products may impact its ability to manufacture and market products on a profitable and large-scale commercial basis; the risk that unit orders will not ship, be installed and/or be converted to revenue, in whole or in part; the risk that a loss of one or more of the Company’s major customers could result in a material adverse effect on the Company’s financial condition; the risk that a sale of a significant number of shares of stock could depress the market price of the Company’s common stock; the risk of potential losses related to any product liability claims or contract disputes; the risk of loss related to an inability to maintain an effective system of internal controls; the Company’s ability to attract and maintain key personnel; the risks related to the use of flammable fuels in the Company’s products; the risk that pending orders may not convert to purchase orders, in whole or in part; the cost and timing of developing, marketing and selling the Company’s products and the Company’s ability to raise the necessary capital to fund such costs; the Company’s ability to obtain financing arrangements to support the sale or leasing of its products and services to customers; the Company’s ability to achieve the forecasted gross margin on the sale of its products; the cost and availability of fuel and fueling infrastructures for the Company’s products; the risk of elimination of government subsidies and economic incentives for alternative energy products; market acceptance of the Company’s products and services, including GenDrive units; the Company’s ability to establish and maintain relationships with third parties with respect to product development, manufacturing, distribution and servicing and the supply of key product components; the cost and availability of components and parts for the Company’s products; the Company’s ability to develop commercially viable products; the Company’s ability to reduce product and manufacturing costs; the Company’s ability to successfully market, distribute and service its products and services internationally; the Company’s ability to improve system reliability for its products; competitive factors, such as price competition and competition from other traditional and alternative energy companies; the Company’s ability to protect its intellectual property; the cost of complying with current and future federal, state and international governmental regulations; the risks associated with potential future acquisitions; the volatility of the Company’s stock price; and other risks and uncertainties referenced in the Company’s public filings with the SEC. For additional disclosure regarding these and other risks faced by the Company, see disclosures contained in the Company’s public filings with the SEC, including the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016. Investors should consider these factors in evaluating the forward-looking statements included in this communication and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof, and the Company undertakes no obligation to update such statements as a result of new information.

Media Contacts

Teal Vivacqua

518.738.0269

media@plugpower.com

SOURCE: PLUG POWER